CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-292810 on Form S-6 of our report dated March 4, 2026, relating to the financial statement of FT 12798, comprising Health, Power, & Robo Tech Portfolio, Series 3, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

March 4, 2026